EXHIBIT 99.1
Commitment Letter
March 22, 2006
Brazos Private Equity Partners, LLC
100 Crescent Court, Suite 1777
Dallas, TX 75201

Attention:	Patrick K. McGee
Principal
Ladies and Gentlemen,
You have advised National City Bank (“National City”) that a new corporation (the “Borrower”) formed by Brazos Private Equity Partners, LLC (“Brazos”) intends to purchase the stock (the “Acquisition”) of Morton Industrial Group, Inc. In connection therewith, you have requested that National City arrange and syndicate senior credit facilities in an aggregate amount of $62,000,000 (the “Credit Facilities”) as described in the attached Summary of Terms and Conditions (the “Term Sheet”), that National City commit to provide the entire principal amount of the Credit Facilities and that National City serve as lead arranger and administrative agent (in such capacity, the “Agent”) for the Credit Facilities. References herein to the “Transaction” shall include the financings described herein, the Acquisition and all other transactions related to the foregoing.
National City is pleased to advise you of our commitment (the “Commitment”) to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (this “Commitment Letter”) and in the fee letter dated the date hereof and delivered herewith (the “Fee Letter”) and the Term Sheet.
National City will act as the exclusive agent, lead arranger and book manager for the Credit Facilities, and will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents or co-agents will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Credit Facilities unless you and we shall so agree.
We intend to syndicate the Credit Facilities to a group of financial institutions (the “Lenders”) identified by us in consultation with you. The Agent intends to commence syndication efforts promptly, and you agree to actively assist the Agent in completing a timely and orderly syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management, representatives and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other

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marketing materials to be used in connection with the syndication and (d) the hosting, with the Agent, of one or more meetings of prospective Lenders. You further acknowledge and agree to the disclosure by the Agent of information relating to the Credit Facilities to “Gold Sheets” and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.
National City, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, naming rights, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Agent in its syndication efforts, you agree promptly to prepare and provide to the Agent all information, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement, structuring and syndication of the Credit Facilities.
You hereby represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to the Agent by you or any of your representatives is or will be, to your knowledge, when furnished, complete and correct in all material respects and, to your knowledge, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the Projections that have been or will be made available to the Agent by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree that if at any time from the date hereof until the closing of the Credit Facilities (the “Closing”), the condition in the preceding sentence would not be satisfied, then you will supplement the Information and the Projections so that such condition would be satisfied. You understand that in arranging the Credit Facilities, including the syndication thereof, we may use and rely on the Information without independent verification thereof.
As consideration for the commitment of the Agent hereunder and the agreement of the Agent to perform the services described herein, you agree to pay, or to cause the Borrower to pay, to the Agent the fees set forth in the Term Sheet and in the Fee Letter.
National City shall be entitled, after consultation with you, until the earlier to occur of (i) the completion of a Successful Syndication (as defined below) and (ii) the date that is 60 days following the Closing, to change the structure, pricing, tranches or other terms of the Credit Facilities, or to require changes in the capital structure of the Borrower, at any time if the syndication of the Credit Facilities has not been completed and National City determines that such changes are advisable to insure a Successful Syndication; provided that (a) no interest rate margin under the Credit Facilities shall be increased by more than 125 basis points; provided, further, that in any case, all or any portion of such increase pursuant to this clause may be implemented by use of original issue discount (based on an assumed four-year average life for the Credit Facilities (e.g., 0.25% of yield equals 1.00% in

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original issue discount), (b) the total amount of the Credit Facilities will not be reduced (it being understood that National City may change the amount of the Revolving Credit and/or tranches of Term Loans (each as defined in the Term Sheet) and (c) no prepayment fee will be required to be paid in connection with a prepayment of revolving loans or amortizing term loans under the Credit Facilities. The commitment, undertakings and agreements of National City hereunder are subject to the agreements in this paragraph, which remain effective until the completion of a Successful Syndication (including, if applicable, after the Closing). You agree to cause the Borrower to enter into such amendments to the Loan Documentation and such additional documents as may be reasonably requested by National City to document any modification to the Credit Facilities permitted to be made pursuant to this paragraph. As used herein, “Successful Syndication” means that National City is holding no more than $20,000,000 of the aggregate amount of the Credit Facilities.
This Commitment Letter and the Term Sheet are intended to provide a brief description of the principal terms of the Credit Facilities. This Commitment Letter does not contain every provision imposing duties, burdens, and limitations on the Borrower and its subsidiaries that will be contained in the final documentation. Such additional terms are subject to negotiation, and failure by the Borrower and the Agent to reach agreement on such terms shall not be deemed a breach of the Commitment on the part of the Agent.
The commitment of the Agent hereunder and the agreement of the Agent to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) there not having occurred a change in financial, banking or capital market conditions that, in the Agent’s reasonable judgment, could materially impair, or has materially impaired, a Successful Syndication; (c) the completion of and our satisfaction in all respects with a legal, business, financial, and environmental due diligence investigation of the Borrower and its subsidiaries, (d) our satisfaction that prior to and during the arranging of the Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof (except for the placement of subordinated notes in conjunction with the Acquisition), (e) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facilities satisfactory to the Agent and its counsel; (f) a bank meeting shall have occurred a minimum of 30 days prior to the Closing; and (g) satisfaction of all the other conditions set forth in the Term Sheet and this Commitment Letter. The terms and conditions of the Commitment are not limited to those set forth herein and in the Term Sheet.
You agree (a) to indemnify and hold harmless National City, each of its affiliates and their officers, directors, employees, advisors, counsel, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facility, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each

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indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse National City and its affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant’s fees and expenses, travel expenses, and fees, charges and disbursements of counsel) incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof; provided that, if Closing does not occur prior to the expiration of the Commitment pursuant to the penultimate paragraph of this Commitment Letter (as the Commitment may be extended in the sole discretion of National City with your approval), you will only be required to (i) reimburse National City for fees, charges and disbursements of counsel, consultant’s fees and expenses in connection with a field examination and fees in connection with the use of Intralinks, in each case to the extent incurred by National City prior to such expiration, and (ii) pay to National City a portion of any breakage or similar fee that you receive if the Transaction is not consummated, to the extent required by the Fee Letter. No indemnified person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, or consequential damages in connection with the Credit Facilities.
This Commitment Letter shall not be assignable by you without the prior written consent of the Agent (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and the Agent. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheet and the Fee Letter are the only agreements that have been entered into between us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois.
This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person or entity except (a) to your officers and agents, the Board of Directors of Morton Industrial Group, Inc. and your advisors (excluding commercial lenders) who are directly involved in the consideration of the transactions contemplated by this Commitment Letter and (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof). The reimbursement, indemnification and

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confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., Eastern Daylight Time, on March 24, 2006 (the “Expiration Time”). The Commitment and undertaking of the Agent herein will expire on the earliest to occur of: (i) the Expiration Time, if the Agent is not in receipt of executed counterparts hereof by such time; (ii) the execution of an alternative agreement to undertake, or the commencement by the Borrower or any affiliate of, the marketing of any alternative securities or bank financing wherein the Agent is not engaged as lead arranger; (iii) non-compliance in any material respect by the Borrower and its affiliates with any of the terms and conditions of this Commitment Letter, the Fee Letter or the Term Sheet; and (iv) September 30, 2006.
National City is pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours, NATIONAL CITY BANK
By:	/s/ R H Michalik
	Name:	Richard H. Michalik
	Title:	Senior Vice President

By:	/s/ J Platek
	Name:	John Platek
	Title:	Director

Accepted and agreed to as of the date first written above by: BRAZOS PRIVATE EQUITY PARTNERS, LLC
By:	/s/ Patrick K. McGee
	Name:	Patrick K. McGee
	Title:	Authorized Officer

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Confidential
Morton Industrial Group, Inc.
Summary of Terms and Conditions

Borrower:	MMC Precision Merger Corp. (the “Borrower”), a corporation created for the purpose of acquiring the stock of Morton Industrial Group, Inc. and subsidiaries of Morton as applicable (collectively, “Morton”).

Guarantors:	All existing and hereinafter created or acquired subsidiaries of the Borrower (the “Guarantors”).

Agent and Lead Arranger:	National City Bank (in such capacity, the “Agent”).

Lenders:	The Agent and lending institutions acceptable to the Agent and the Borrower (collectively, the “Lenders”).

Syndication Management:	The Agent will, in consultation with the Borrower, manage all aspects of the syndication, including the amounts offered to potential lenders and the acceptance of commitments.

Credit Facilities:	$62,000,000 Senior Secured Credit Facility (the “Credit Facilities”) consisting of:

	a.		$20,000,000 Revolving Credit Facility (the “Revolving Credit”) with a $5,000,000 sublimit for the issuance of standby letters of credit (the “Letters of Credit”).

	b.		$42,000,000 Senior Secured Term Loans (the “Term Loans”).

Purpose:	The proceeds of the Credit Facilities will be used (i) to finance the acquisition of Morton (the “Transaction”), (ii) to refinance existing indebtedness, (iii) for working capital and (iv) for other general corporate purposes, including capital expenditures.

Maturity:	a.		Five (5) years from the date of closing.

	b.		Six (6) years from the date of closing.

Availability:	Usage under the Revolving Credit shall be subject to a borrowing base (the “Borrowing Base”) equal to the sum from time to time of the following:

		i.	85% of eligible Accounts Receivable.

		ii.	60% of eligible Inventory.

Final advance rates and eligibility criteria will be subject to a satisfactory collateral audit.

The full amount of the Term Loans shall be available upon closing.

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Repayment:	a.	At maturity. Until maturity, the Borrower may borrow, repay, and re-borrow an amount not to exceed the lesser of the Borrowing Base or the then available maximum commitment.

	b.	Equal quarterly principal payments (beginning September 30, 2006) with a balloon payment due at maturity based upon the following repayment schedule:

Year 1	$3,250,000
Year 2	$4,250,000
Year 3	$5,000,000
Year 4	$5,600,000
Year 5	$5,600,000
Year 6	$5,600,000
Maturity	$12,700,000
Total	$42,000,000

Interest Rates, Commitment Fees, and Letter of Credit Fees:	All loans under the Credit Facilities and shall bear interest at a per annum rate equal to, at the Borrower’s option, ABR (as defined below) or LIBOR plus in each case a margin (as expressed in basis points) based on the Total Leverage Ratio, as set forth on Schedule A.

Commitment Fees shall be payable quarterly in arrears on the average daily unused amount of the Revolving Credit at a rate per annum based on the Total Leverage Ratio, as set forth on Schedule A.

The Borrower shall pay Letter of Credit fees equal to the then applicable spread above LIBOR on the aggregate face amount of the outstanding Letters of Credit. In addition, the Borrower shall pay a Letter of Credit facing fee of 12.5 bps per annum to National City Bank as the fronting bank, payable quarterly in arrears, and other customary fees and charges of National City for the issuance and amendment of, and drawings under Letters of Credit.

Interest:	The Alternate Base Rate (“ABR”) is the higher of the Agent’s Prime Rate or the Federal Funds Rate plus 1/2%. Interest on the ABR borrowings is calculated on an actual/360 day basis and is payable quarterly.

LIBOR advances will be available for periods of one, two, three, six and (subject to availability) twelve months. Interest on LIBOR advances is calculated on an actual/360 day basis and is payable on the last day of each interest period (and, if an interest period is longer than three months, every three months after the first day of such interest period). LIBOR pricing will be adjusted for any statutory reserves.

The Borrower may have no more than 6 LIBOR tranches outstanding at any one time.

At the request of the Required Lenders subsequent to an Event of Default that continues beyond any applicable cure period, loans shall bear interest at 2% over the otherwise applicable rate of interest and Letter of Credit fees shall be 2% above the otherwise applicable Letter of Credit fees.

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Interest Rate Protection:	Within three months after closing, the Borrower shall enter into an interest rate protection agreement with respect to a minimum amount of 50% of the outstanding Term Loans with a financial institution, and on terms, reasonably acceptable to the Agent. Such financial institution may be granted an interest in the guaranties and collateral that is pari passu with that of the Lenders to the extent of such institution’s credit exposure under such agreement. Documentation for interest rate protection shall conform to ISDA standards and shall be reasonably acceptable to the Agent.

Yield Protection:	The Borrower shall pay the Lenders such additional amounts as will compensate the Lenders in the event applicable law, or a change in applicable law, subjects the Lenders to reserve requirements, capital requirements, taxes (except for taxes on the overall net income of the Lenders), or other charges which increase the cost or reduce the yield to the Lenders, under customary yield protection provisions.

Expenses:	Reasonable out of pocket expenses incurred by the Agent for the account of the Borrower shall be reimbursed. This includes fees and charges of the Agent’s legal counsel, consultants, and auditors.

Collateral:	First priority perfected lien on substantially all domestic real and personal property, including, but not limited to, receivables, inventory, equipment, furniture, fixtures, improvements and intangibles. First priority perfected lien on 100% of the common stock of the Borrower and the Borrower’s present and subsequently acquired domestic subsidiaries and on 66 2/3% of the common stock of the Borrower’s present and subsequently acquired first-tier foreign subsidiaries.

Voluntary Reductions and Prepayments:	Commitments under the Revolving Credit may be reduced or terminated, in whole or in part, at the Borrower’s option, upon five business days’ prior notice. Voluntary reductions of commitments under the Revolving Credit will be in minimum amounts of $1,000,000.

The Borrower may prepay amounts outstanding under the Credit Facilities in whole or in part (in minimum amounts to be agreed upon), with prior notice but without premium or penalty. Prepayments of Term Loans shall be applied pro rata against all remaining scheduled installments.

Mandatory Reductions and Prepayments:	Subject to exceptions and baskets to be further negotiated, the following mandatory commitment reductions and/or prepayments shall be required:

a. 75% of Excess Cash Flow if the Borrower’s ratio of Total Funded Debt to Adjusted EBITDA (the “Total Leverage Ratio”) is greater than or equal to 3.00:1.00, 50% of Excess Cash Flow when the Total Leverage Ratio is less than 3.00:1 and 0% of Excess Cash Flow when the Total Leverage Ratio is less than 2.00:1.00.

Excess Cash Flow is defined as Adjusted EBITDA less Fixed Charges. Fixed Charges are defined as the sum of Interest Expense, Taxes, required principal payments on Long Term Debt, required payments under Capital

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Leases, cash Capital Expenditures and permitted Management Fees paid in cash. The Excess Cash Flow Recapture will be tested on an annual basis at fiscal year end.

b. 100% of the proceeds of additional debt.

c. 100% of the proceeds of any additional equity issuance.

d. 100% of the proceeds of asset sales outside the ordinary course of business, to the extent such proceeds have not been reinvested in the business within 180 days.

e. 100% of the proceeds from any material recovery event, to the extent such proceeds have not been reinvested in like-kind assets within 180 days.

Mandatory prepayments will be first applied to prepay remaining installments of the Term Loans in inverse order of maturity followed by permanent reductions in the Revolving Credit commitment and the cash collateralization of Letters of Credit. Any principal amount of the Term Loans that has been repaid may not thereafter be re-borrowed.

All prepayments (including voluntary prepayments) shall be accompanied by (i) payment of accrued interest on the amount prepaid to the date of prepayment, and (ii) in the case of a prepayment of a LIBOR Loan, compensation of the Lenders for break funding.

Representations and Warranties:	Usual and customary for leveraged financings generally and for this transaction in particular (subject to appropriate materiality and reasonableness limitations), including but not limited to the following:

	a.	Organization and qualification.

	b.	Capitalization and ownership.

	c.	Use of proceeds.

	d.	Subsidiaries.

	e.	Solvency.

	f.	Power and authority.

	g.	Validity, binding effect, and enforceability.

	h.	No conflict.

	i.	Absence of litigation.

	j.	Accuracy of financial statements.

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	k.	No Material Adverse Change.

	l.	Margin stock.

	m.	Full disclosure.

	n.	Payment of taxes.

	o.	Consents and approvals.

	p.	No Event of Default or Potential Event of Default; compliance with material agreements.

	q.	Patents, trademarks, copyrights, and licenses.

	r.	Insurance.

	s.	Security interests.

	t.	Compliance with laws.

	u.	Material contracts.

	v.	Investment Company Act; PUHCA.

	w.	ERISA matters.

	x.	Employment matters.

	y.	Environmental matters.

	z.	Senior Debt status.

Other Representations and Warranties as appropriate.

Conditions Precedent to Lending:	The following, in form and substance satisfactory to the Agent and the Lenders:

	a.	Negotiation, execution and delivery of loan and security documentation, each of which shall be in full force and effect on the closing date, and the perfection of all security interests granted under the security documentation, subject to exceptions set forth therein.

	b.	Closing certificate as to accuracy of Representations and Warranties, compliance with covenants, and absence of an Event of Default or a Potential Event of Default.

	c.	Certified resolutions, incumbency certificate, and corporate documents.

	d.	All regulatory approvals and licenses, absence of any legal or regulatory

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prohibitions or restrictions.

e.	Minimum Adjusted EBITDA of $17,000,000 for the trailing twelve-month period through the month prior to closing with adjustments consistent with those noted in the accounting and financial due diligence report by Ernst & Young.

f.	A maximum Total Leverage Ratio of 4.00x and a maximum ratio of Senior Funded Debt to Adjusted EBITDA of 2.65x at closing, calculated on a pro forma basis giving effect to the Transaction.

g.	Delivery of satisfactory legal opinion(s) of counsel.

h.	No material litigation.

i.	Evidence of required insurance.

j.	The Agent’s satisfactory review of the Agreement and Plan of Merger among the Borrower, Morton and Brazos Private Equity Partners, LLC (the “Merger Agreement”), including all schedules and exhibits thereto, which shall provide for the conversion of shares of Morton to the right to receive cash in an amount not exceeding $10.00 per share.

k.	The Transaction shall have been consummated in accordance with the terms of the Merger Agreement (without any amendment thereto or waiver thereunder unless approved in writing by the Agent) and in compliance with applicable law and regulatory approvals, and the capital and ownership structure (including articles of incorporation and by-laws), equityholder agreements and management of the Borrower and its subsidiaries (after giving effect to the Transaction), including, without limitation, employment contracts and equity ownership interests, shall be satisfactory to the Agent. Without limiting the generality of the above, the Agent shall be satisfied that the Borrower has received (i) a minimum cash equity contribution (including common and preferred stock) of not less than $36,000,000 under terms and conditions acceptable to the Agent and (ii) net proceeds of $22,375,000 from the issuance of senior subordinated debt (“Subordinated Debt”) under terms and conditions acceptable to the Agent, including, but not limited to, cash interest payments of not more than 12.0% per annum.

l.	The Agent shall have received (i) unaudited monthly financial statements for the Borrower through the month prior to closing, (ii) financial projections through the maturity date in form and substance satisfactory to the Agent and (iii) a proforma consolidated balance sheet of the Borrower as of the closing date giving effect to the Transaction.

m.	The completion, in form and scope satisfactory to the Agent, of the environmental and legal due diligence on the Borrower and its subsidiaries and the financing and other transactions contemplated hereby.

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	n.	The Borrower shall have delivered a certificate reasonably satisfactory to the Agent that (i) the Borrower is solvent and (ii) the Borrower is in compliance with all financial covenants on a pro forma basis, in each case after giving effect to the Transaction and the initial borrowing under the Senior Facilities (including the refinancing of existing debt and payment of all fees and expenses).

	o.	Termination of Morton’s credit agreement and payment of all outstandings thereunder, and release and termination of all liens securing such credit agreement.

	p.	No material adverse change, in the reasonable judgment of the Agent, in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or its material subsidiaries.

	q.	Payment of all fees and expenses of the Agent.

Other Conditions Precedent to Lending as appropriate.

Affirmative Covenants:	Usual and customary for leveraged transactions of this nature and for this transaction in particular, including, but not limited to:

	a.	Maintenance of books, records and inspections.

	b.	Maintenance of insurance.

	c.	Payment of taxes.

	d.	Preservation of corporate existence, rights and authority.

	e.	Maintenance of properties and equipment.

	f.	Compliance with statutes, including environmental laws.

	g.	Any material subsidiary created or acquired subsequent to the closing of the Senior Facilities will be added as a guarantor and appropriate stock pledges and other security interests will be obtained.

	h.	Use of proceeds; margin regulations.

Other Affirmative Covenants as appropriate.

Reporting Requirements:	The Borrower will provide or cause to be provided:

	a.	Within 30 days after the end of each month, a statement of operations and a borrowing base certificate (including accounts receivable agings) in a form reasonably satisfactory to the Agent and signed by the Chief Executive Officer, President or Chief Financial officer of the Borrower.

	b.	Within 45 days after each of the first three fiscal quarters of each fiscal year, consolidating and consolidated balance sheets and consolidating

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and consolidated statements of income, retained earnings and cash flow, together with a Certificate of Covenant Compliance from the Chief Executive Officer, President or Financial Officer of the Borrower.

	c.	Within 90 days after each fiscal year end, an audited consolidated balance sheet and audited consolidated statements of income, retained earnings and cash flow, together with (i) a report of an independent certified public accountant reasonably satisfactory to the Agent, (ii) any management letters of such accountants addressed to the Borrower, (iii) a Certificate of Covenant Compliance from the Chief Executive Officer, President or Financial Officer of the Borrower and (iv) an unaudited consolidating balance sheet and unaudited consolidated statements of income and cash flows.

	d.	Budgets and forecasts.

	e.	Notices of default and other material events.

	f.	Other information as reasonably requested.

Other Reporting Requirements as appropriate.

Negative Covenants:	Usual and customary for leveraged financings generally and for this transaction in particular (subject to materiality limitations, baskets and carve-outs to be negotiated), including, but not limited to, limitations on the following: dividends, asset divestitures, liens, transactions with affiliates, prepayment of other indebtedness, mergers, acquisitions, management fees, investments and other additional indebtedness.

Financial covenants including, but not limited to, the following:

Maximum Total Leverage Ratio
Maximum Total Leverage Ratio, as measured on a rolling four quarter basis at each fiscal quarter end, of [TBD]x at close and reducing thereafter on a schedule to be determined.

Minimum Fixed Charge Coverage Ratio
Minimum ratio of Adjusted EBITDA to Fixed Charges (“Fixed Charge Coverage Ratio”), as measured on a rolling four quarter basis at each fiscal quarter end of 1.10x at close and increasing thereafter on a schedule to be determined.

Minimum Adjusted EBITDA Minimum level of Adjusted EBITDA as measured on a rolling four quarter basis at each quarter end of $[TBD] at close and increasing thereafter on a schedule to be determined.

Maximum Capital Expenditures Maximum capital expenditures in any fiscal year shall not exceed $[TBD].

Adjusted EBITDA to be defined as consolidated Earnings Before Interest, Taxes, Depreciation, Amortization with adjustments acceptable to Agent.

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Other Negative Covenants as appropriate.

Events of Default:	Usual and customary for leveraged financings generally and for this transaction in particular (and subject to reasonable thresholds and grace periods), including but not limited to:

	a.	Payment default.

	b.	Breach of Representations and Warranties.

	c.	Violation of covenant(s).

	d.	Bankruptcy; insolvency.

	e.	Cross default to other debt.

	f.	ERISA.

	g.	Change of control.

	h.	Actual or asserted invalidity of loan documents.

	i.	Judgments.

Other Events of Default as appropriate.

Required Lenders:	For the purpose of making amendments or waivers to the Credit Agreement, Required Lenders shall be defined as Lenders whose commitments under the Credit Facilities aggregate more than 50% of the total Credit Facilities. However, unless agreed to by all Lenders, no amendment or waiver shall change the principal amount; reduce the rate of interest or fees; postpone the scheduled payment of any principal, interest, or fees; release of all or substantially all of the collateral or the guarantors; or change the definition of Required Lenders.

Assignments and Participations:	Lenders will be permitted to assign and participate their interests in the Credit Facilities. Assignments will be in minimum amounts of $2,500,000 and assignees will be subject to the consent of the Borrower (unless a default exists) and the Agent; such consents may not be unreasonably withheld, but the Borrower shall not be required to consent to any assignment that would result in increased costs to the Borrower. Voting rights to participants will be limited to an increase in principal amount; reduction of the rate of interest or fees; postponement of the scheduled payment of any principal, interest, or fees; or release of all or substantially all of the collateral or the guarantors. Assignments will be subject to the payment by the assigning Bank of a $3,500 service fee to the Agent.

Governing Law:	State of Illinois.

Agent’s Counsel:	Mayer, Brown, Rowe & Maw LLP.

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SCHEDULE A
Pricing grid for Revolver and Term Loan Facilities

		Revolving Facility			Term Loan
LIBOR Rate
	Total Funded Debt/	Margin/Letter of	ABR Rate	Commitment	LIBOR Rate	ABR Rate
Pricing Level	Adjusted EBITDA	Credit Fee Rate	Margin	Fee Rate	Margin	Margin
V	≥ 4.00x	325.0 bps	125.0 bps	50.0 bps	350.0 bps	150.0 bps
IV	<4.00x ≤ 3.50x	300.0 bps	100.0 bps	50.0 bps	325.0 bps	125.0 bps
III	<3.50x ≤ 3.00x	275.0 bps	75.0 bps	50.0 bps	300.0 bps	100.0 bps
II	<3.00x ≤ 2.50x	250.0 bps	50.0 bps	37.5 bps	275.0 bps	75.0 bps
I	<2.50x	225.0 bps	25.0 bps	25.0 bps	250.0 bps	50.0 bps

National City	Summary of Terms & Conditions — Page 10